UNITED STATES
SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________

NetSol Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	95-4627685 (I.R.S. Employer Identification No.)
_______________

23901 Calabasas Road, Suite 2072
Calabasas, CA 91302
Phone: (818) 222-9195

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_______________

Najeeb Ghauri, Chief Executive Officer
23901 Calabasas Road, Suite 2072
Calabasas, CA 91302
Phone: (818) 222-9195
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________

with copies to:

Oswald & Yap LLP
16148 Sand Canyon Avenue
Irvine, CA  92618
Attn: Lynne Bolduc, Esq.

_______________

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

_______________

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [x]
Non-accelerated filer (do not check if a smaller reporting company) [ ]	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
PRIMARY OFFERING:
Common Stock, $0.001 par value per share	(4)	(4)	(4)	N/A
Preferred Stock	(4)	(4)	(4)	N/A
Debt Securities	(4)	(4)	(4)	N/A
Warrants	(4)	(4)	(4)	N/A
Total for sale by Registrant	(4)	(4)	$40,000,000	$4,584
SECONDARY OFFERING:
Common Stock,$0.001 par value per share, issuable upon conversion of and in lieu of cash interest payments on 8.25% Convertible Notes (5)	5,363,129	$0.41 (6)	$2,198,883	$252
Common Stock, $0.001 par value, issuable upon exercise of warrants (7)	1,408,451	$0.41 (6)	$577,465	$67
Total for sale by selling stockholders	6,771,580	$0.41 (6)	$2,776,348	$319
Total			$42,776,348	$4,903 (8)

(1)
This Registration Statement covers common stock, preferred stock, debt securities, and warrants to purchase common stock, preferred stock, or debt securities.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  The securities registered also include such indeterminate amounts and numbers of shares of common stock and numbers of shares of preferred stock, and principal amounts of debt securities, as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities.  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of Common Stock and Preferred Stock as may be issuable with respect to shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
The proposed maximum offering price with respect to shares for sale by the registrant will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
(4)
An indeterminate number of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $40,000,000 or the equivalent thereof in one or more currencies or, if any debt securities are issued at any original issuance discount, such greater principal amount as shall result in an aggregate initial offering price of $40,000,000.

(5)
4,469,274 of the shares are currently issuable upon conversion of the Convertible Notes (as defined below), and 893,855 of the shares represent an additional number of shares which the Registrant may, at its option and subject to certain conditions, issue in lieu of cash interest payments under the Convertible Notes and/or to account for changes to the conversion value or changes to the exercise price of the Convertible Notes and warrants.

(6)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on a per share price of $0.41, the average of the high and low reported sale prices of the Registrant’s common stock on NASDAQ Capital Market on November 22, 2011.

(7)	1,408,451 of the shares are issuable upon exercise of warrants by the selling stockholders.
(8)	A registration fee of $5,080 was paid on October 24, 2011 upon the initial filing of the Registration Statement, as amended by this Amendment No. 1 to Registration Statement.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 29, 2011

PROSPECTUS

$40,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
__________________________________

6,771,580 Shares of Common Stock Offered by the Selling Stockholders
  __________________________________

We may offer and sell from time to time, up to $40,000,000 in one or more series: common stock, par value $0.001 per share, preferred stock, debt securities and warrants.  Debt securities may consist of debentures, notes, or other types of debt and may be convertible, exercisable, or exchangeable for our common stock.  We will determine, when we sell securities, the amounts and types of securities we will sell and the prices and other terms on which we will sell them.

In addition, the selling stockholders listed on page 33 of this prospectus may, from time to time, use this prospectus to sell in one or more offerings an aggregate of up to 6,771,580 shares of our common stock, referred to as “offered shares,” in the amount and at the time determined solely by the selling stockholders.  All of the offered shares are issuable, or may in the future become issuable, with respect to securities issued in connection with a September 13, 2011 dated private placement of 8.25% Convertible Notes convertible notes with a principal value of $4,000,000 (the “Convertible Notes”) and warrants to acquire up to 1,480,451 shares of common stock (the “Warrants”) (the “Financing”).  The shares of common stock being offered for resale by the selling stockholders pursuant to this prospectus include: shares of common stock which may be issued to selling stockholders as  a result of conversion of the Convertible Notes; shares of common stock which may be issued in payment of interest on the Convertible Notes; shares of common stock issuable upon the exercise of the Warrants; and additional shares of common stock that may be issued to the selling stockholders as a result of conversion or exercise price anti-dilution adjustments applicable to the Convertible Notes and/or the Warrants.  We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

We and/or the selling stockholders may sell securities on a continuous or delayed basis, to or through underwriters, dealers, or agents or directly to purchasers.  If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commissions or discounts.  See “Plan of Distribution.”

Each time we or any selling stockholders offer to sell securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus.  The prospectus supplements will contain more specific information about the offering and the securities being offered.  The prospectus supplements may also add, update, or change information.

We encourage you to carefully review and consider this prospectus and any prospectus supplement before investing in our securities.  We also encourage you to read the documents to which we have referred you in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements.  This prospectus may not be used to consummate sales of our securities by us unless accompanied by a prospectus supplement.

Our common stock is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is listed on The NASDAQ Capital Market under the symbol “NTWK.”  On November 22, 2011, the last reported sale price of our common stock on The NASDAQ Capital Market was $0.4375 per share.  You are urged to obtain current market quotations for our common stock.  As of November 22, 2011 the aggregate market value of our outstanding common stock held by non-affiliates was $19,344,069 based on 56,703,855 shares of outstanding common stock, of which 44,215,015 shares are held by non-affiliates, and a per share price of $0.4375 based on the closing sale price of our common stock as quoted on the NASDAQ Capital Market on November 22, 2011.  As of the date hereof, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.
__________________________________

Investing in our securities involves risks.  Please carefully review the information under the heading “Risk Factors” on page 7 of this prospectus and in the applicable prospectus supplement before investing in any securities.
_________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is November 29, 2011

You should rely only on the information contained in this document or to which we have referred you.  We have not authorized anyone to provide you with information that is different.  This document may only be used where it is legal to sell these securities.  The information in this document may only be accurate on the date of this document.  However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process.  Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings for total gross proceeds of up to $40,000,000.

In addition, under this shelf registration process, the selling stockholders named in any prospectus supplement may offer and sell, from time to time, up to 6,771,580 shares of our common stock.  The shares of common stock being offered for resale by the selling stockholders include: shares of common stock issuable upon conversion of the Convertible Notes (as defined below under “Our Business—The Financing”), shares of common stock issuable as interest payments on the Convertible Notes; shares of common stock issuable upon the exercise of the Warrants (as defined below under “Our Business—The Financing”); and, additional shares of common stock that may be issued to the selling stockholders as a result of conversion or exercise price anti-dilution adjustments applicable to the Convertible Notes and/or the Warrants.  We will not receive any proceeds from sales of our common stock by the selling stockholders.  For further information about the selling stockholders, see “Selling Stockholders.”

This prospectus provides you with a general description of the securities we or the selling stockholders may offer hereunder.  Each time we or the selling stockholders sell securities hereunder, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update, or change information contained in this prospectus.  You should read this prospectus, the related exhibits filed with the Securities and Exchange Commission and any prospectus supplement together with additional information described below under the headings “Where You Learn More About Us” and “Incorporation of Certain Documents by Reference.”

We have not authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any related supplement to this prospectus.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any related prospectus supplement.  This prospectus and any related supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus or any related supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus and any related prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any related prospectus supplement is delivered or securities are sold on a later date.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

WHERE TO LEARN MORE ABOUT US

We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus.  This prospectus, which forms part of the registration statement, does not contain all of the information in the registration statement.  We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the Securities and Exchange Commission.  For further information regarding us and our securities, please see the registration statement and our other filings with the Securities and Exchange Commission, including our annual, quarterly, and current reports and any proxy statements, which you may read and copy at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C.  20549.  You may obtain information about the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Our public filings with the Securities and Exchange Commission are also available to the public on the Securities and Exchange Commission’s Internet website at www.sec.gov.  Our Internet website address is www.netsoltech.com.  Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year.  We file reports and other information with the Securities and Exchange Commission pursuant to the reporting requirements of the Exchange Act.

Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents.  For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the Securities and Exchange Commission.

OUR BUSINESS

This is only a summary and does not contain all of the information that you should consider before investing in our securities.  You should read the entire prospectus carefully, including the “Risk Factors” section as well as the information incorporated by reference into this prospectus under “Where To Learn More About Us.”

Overview

NetSol Technologies, Inc. (“we,” “us,” or “our”) (NASDAQCM: NTWK) (NASDAQDubai: NTWK) is a worldwide provider of IT and enterprise application solutions.  We execute our mission by focusing technology on the operational needs of our clients.  Our services and solutions enable businesses to streamline their operations and compete more effectively.

We are organized into two main revenue areas, consisting of (i) enterprise solutions – NetSol Financial Suite (“NFS™”) – for the global financing, leasing and lending industry; and (ii) a portfolio of managed services, including customized application development, systems integration, and business process engineering.  In addition, our solutions portfolio includes the smartOCI™ e-Procurement search engine for SAP AG’s  (“SAP”) Supplier Relationship Management (“SAP SRM”) users.

Our clients include Dow-Jones 30 Industrials and Fortune 500 manufacturers and financial institutions, global vehicle manufacturers, and enterprise technology providers, all of which are serviced by our delivery locations across the globe.

Founded in 1997, we are headquartered in Calabasas, California.  While we follow a global strategy for sales and delivery of our portfolio of solutions and services, we continue to maintain regional offices in the San Francisco Bay Area and the corporate headquarters in Calabasas, for North America; the London Metropolitan area for Europe; and Bangkok, Thailand and Lahore, Pakistan for Asia Pacific.  We continue to maintain services, product, and/or sales specific offices in Australia, China, Thailand, the Kingdom of Saudi Arabia, and Pakistan and, in any other country, on an as needed basis.

In today’s highly competitive marketplace, business executives with labor or services-centric budgetary responsibilities are not just encouraged but, in fact, obliged to engage in “Make or Buy” decision processes when contemplating how to support and staff new development, testing, services support and delivery activities.  Our business offerings are aligned as a “BestShoring delivers BestSolution®” solutions strategy.  BestShoring delivers BestSolution® refers to our ability to draw upon our global resource base and construct the best possible solution and price for each customer.  Unlike traditional outsourcing offshore vendors, we draw upon an international workforce and delivery capability to ensure a BestShoring delivers BestSolution® approach.

We combine domain expertise, not only with lowest cost blended rates from our design centers and campuses located around the world, but also with the guarantee of localized program and project management while minimizing implementation risk associated with a single service center.  Our BestShoring delivers BestSolution® approach, which we consider a unique and cost effective global development model, is leading the way, providing value added solutions through our portfolio of IT-based global business services (“GBS”), which uses collaboration rather than the traditional outsourced vendor framework.  Our focus on solutions serves to ensure the most favorable pricing while delivering in-depth domain experience.  Our international locations and reach provide our customers with the optimum balance of subject matter expertise, in-depth domain experience, and cost effective labor, all merged into a scalable solution.  In this way, BestShoring delivers BestSolution®.

Information technology services are valuable only if they fulfill the business strategy and project objectives set forth by the customer.  Our expert consultants have the technical knowledge and business experience to ensure the optimization of the development process in alignment with basic business principles.  We offer a broad array of professional services to clients in the global commercial markets and specializes in the application of advanced and complex IT enterprise solutions to achieve our customers’ strategic objectives.

Our service offerings include:

•	IT Consulting & Services;
•	NetSol Defense Division;
•	Business Intelligence, Information Security, Independent System Review, Outsourcing Services and Software Process Improvement Consulting;
•	Maintenance and Support of Existing Systems; and
•	Project Management.

In addition to services, our product offerings are fashioned to provide a “Best Product for Best Solution” model.  Our offerings include our flagship global solution, NetSol Financial Suite (“NFS™”), a robust suite of five software applications that is an end-to-end solution for the lease and finance industry covering the complete leasing and finance cycle starting from quotation origination through end of contract.  The five software applications under NFS™ have been designed and developed for a highly flexible setting and are capable of dealing with multinational, multi-company, multi-asset, multi-lingual, multi-distributor and multi-manufacturer environments.  Each application is a complete system in itself and can be used independently to address specific sub-domains of the leasing/financing cycle.  NFS™ is a result of more than eight years of effort resulting in over 60 modules grouped in five comprehensive applications.  These five applications are complete systems in themselves and can be used independently to exhaustively address specific sub-domains of the leasing/financing cycle.  When used together, they fully automate the entire leasing/financing cycle.

NFS™ also includes LeasePak.  LeasePak provides the leasing technology industry with the development of Web-enabled and Web-based tools to deliver superior customer service, reduce operating costs, streamline the lease management lifecycle, and support collaboration with origination channel and asset partners.  LeasePak can be configured to run on HP-UX, SUN/Solaris, or Linux, as well as for Oracle and Sybase users.  In terms of scalability, NetSol Technologies North America offers the basic product as well as a collection of highly specialized add on modules for systems, portfolios, and accrual methods for virtually all sizes and complexities of operations.  These solutions provide the equipment and vehicle leasing infrastructure at leading Fortune 500 banks and manufacturers, as well as for some of the industry’s leading independent lessors.

Our product offerings and services also include:

•	LeaseSoft Portals and Modules through our European operations;
•	LeasePak 6.0b of our NFS™ product suite;
•	Enterprise wide information systems, such as Land Record Management Information System (“LRMIS”) or Motor Transport Management Information System (“MTMIS”);
•	Business intelligence; and
•	Information security services.

To further bolster our solutions capabilities, in October 2008, we acquired Ciena Solutions, a preferred SAP and Business Objects systems integration firm.  The Ciena Solutions practice will be integrated into our newly-formed, wholly-owned subsidiary, Vroozi, Inc.  This acquisition expanded our domain and subject matter expertise to include integration and consulting services for the SAP Enterprise Resource Planning (“SAP ERP”) platform as well as intellectual property targeted for the business to business (“B2B”) supply chain market.

Vroozi develops innovative e-commerce solutions for all business sizes and industry verticals which help companies search, source, negotiate, and order goods and services from suppliers electronically optimizing organization’s procurement and supply chain operations.  Vroozi’s B2B search engine, collaborative commerce, and electronic marketplace applications are deployed On Demand and can integrate seamlessly with major ERP vendor systems such as SAP or deployed independently on the Internet.

Vroozi’s first product to market is smartOCI™.  smartOCI™ is a new search engine technology and buy-side content marketplace which provides corporate buyers and shoppers a simple and intuitive user interface to search multiple supplier catalogs simultaneously within the SAP procurement application.  smartOCI™ was officially released to the market in May 2011 at the SAP SAPPHIRE Conference in Orlando, Florida, targeting over 14,000 SAP customers, and has strengthened our presence in the global SAP services market.

While we follow a global strategy for sales and delivery of our portfolio of solutions and services, we continue to focus operational responsibility along two regions, the Americas and Europe Region and the Asia Pacific Region covering, specifically, the markets of Australia, China, Pakistan, Saudi Arabia and Thailand.  We continue to maintain services or products and specific sales offices in our current locations and will add offices on an as-needed basis.

For a more detailed discussion of our proprietary products and services, please refer to our Form 10-K for the fiscal year ended June 30, 2011, filed with the Securities and Exchange Commission on September 16, 2011.

Our Information

We are a Nevada corporation.  Our principal offices are located at 23901 Calabasas Road, Suite 2072, Calabasas, California 91302.  The telephone number of our principal offices is 818-222-9195.  Our website is www.netsoltech.com.  The information contained on our website is not incorporated by reference and should not be considered a part of this prospectus.

The Financing

In the Financing, we entered into an agreement with two accredited investors whereby we issued the Convertible Notes and the Warrants.  The Convertible Notes bear interest at the rate of 8.25% per annum and are due in full two years from the issuance date or September 13, 2013.  In connection with the Financing, we entered into the following documents:  A Convertible Note and Warrant Purchase Agreement (the “SPA”); the Convertible Notes; the Warrants; and an Investor Rights Agreement (the “IRA”).

The proceeds of the Financing were used by us to:  (i) pay an outstanding note in the amount of $2,758,330 in full along with interest of $348,929 accrued till September 13, 2011; and (ii) provide working capital.

Pursuant to the terms of the SPA, each purchaser received a Convertible Note in the amount of their investment and a Warrant in an amount equal to 30% of the aggregate principal value of the Convertible Notes divided by the conversion value (currently $0.895 per share).  Based on an aggregate principal value of $4,000,000, the investors were entitled to Warrants to acquire up to 1,408,451 shares of common stock at an exercise price per warrant of $0.895.  The Warrants were permitted to be exercised at any time, to the extent that such conversion did not violate NASDAQ Marketplace rules.

The Convertible Notes are convertible into shares of common stock at such time and at such value as is set forth in the Convertible Notes.  The initial conversion value shall be $0.895.  The conversion value is subject to adjustment as set forth in the Convertible Notes.  The holders of the Convertible Notes are entitled to interest payments at the rate of 8.25% per annum from the date of issuance until paid in full.  The dividends may be paid, at our option, in cash or in shares of common stock in arrears on the first business day of each calendar quarter of each year.  Anti-dilution protection is afforded to the holders by providing for an adjustment of the conversion price in certain circumstances.  The conversion price is adjusted for dividends, subdivisions, combinations, distributions and issuances of shares, or securities convertible into shares, of our common stock issued at an effective per share selling price which is the less than the greater of the fair market price or the conversion value as of the issuance date.  Conversion of the Convertible Notes, as well as issuance of shares as interest, and exercise of the Warrants is subject to a beneficial ownership cap of 9.9% of the total number of shares of our common stock then issued and outstanding and by NASDAQ Marketplace rules.

RISK FACTORS

You should consider carefully the risk factors described below, and all other information contained in or incorporated by reference in this prospectus, before deciding to invest in our common stock and/or warrants.  If any of the following risks actually occur, they may materially harm our business, financial condition, operating results or cash flow.  As a result, the market price of our common stock could decline, and you could lose all or part of your investment.  Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results or financial condition and could result in a complete loss of your investment.

We have received a notice of failure to comply with the minimum bid price required by nasdaq listing rules.  while we have 180 calendar days from the date of the notice to regain compliance, there is no guarantee that we will be able to regain compliance within the time frame, that should we fail to regain compliance during the initial grace period that we will be able to meet the criteria for a further grace period or that even if we regain compliance that we shall be able to continue to meet the minimum bid price requirements.

On September 2, 2011, we received a notice from NASDAQ of failure to comply with a continued listing rule, specifically the minimum bid price of NASDAQ Listing Rule 5550(a)(2).  We have a grace period of 180 calendar days in which to regain compliance and there is no guarantee that this will happen.  Should we fail to regain compliance during the initial grace period, there is no guarantee that we will meet the criteria for a further grace period.  Failure to regain compliance could result in delisting of our common stock from NASDAQ.

The liquidity of our common stock will be adversely affected if our common stock is delisted from the NASDAQ Capital Market.

Our common stock is traded on The NASDAQ Capital Market.  To maintain inclusion on The NASDAQ Capital Market, we must continually meet the following six listing requirements:

1.
Net tangible assets of at least $2,500,000 or market capitalization of at least $35,000,000 or net income of at least $500,000 in either our latest fiscal year or in two of our last three fiscal years;

2.	Public float of at least 500,000 shares;
3.	Market value of our public float of at least $1,000,000;
4.	A minimum closing bid price of $1.00 per share of common stock, without falling below this minimum bid price for a period of thirty consecutive trading days;
5.	At least two market makers; and
6.	At least 300 stockholders, each holding at least 100 shares of common stock.

We currently meet all NASDAQ listing requirements except for maintaining a minimum bid price of $1.00 per share of common stock, as discussed above in “Risk Factors—We Have Received a Notice of Failure to Comply with the Minimum Bid Price Required by NASDAQ Listing Rules….”

If our common stock is ever delisted, we would apply to have our common stock quoted on the over-the-counter electronic bulletin board.  Upon any such delisting, our common stock would become subject to the regulations of the Securities and Exchange Commission relating to the market for penny stocks.  A penny stock, as defined by the Penny Stock Reform Act, is any equity security not traded on a national securities exchange that has a market price of less than $5.00 per share.  The penny stock regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors.  The broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures, including the actual sale or purchase price and actual bid offer quotations, as well as the compensation to be received by the broker-dealer and certain associated persons.  The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit your ability to sell your securities in the secondary market.

management has determined that there is a weakness in our internal controls over financial reporting in that those individuals responsible for preparing our financial statements do not have sufficient technical accounting knowledge relating to accounting for complex us gaap matters, the continued existence of which may have a detrimental impact on our stock price.

In performing our assessment of the effectiveness of our internal controls over financial reporting as of June 30, 2011, we have determined that as of June 30, 2011, there was a material weakness in our internal control over financial reporting.  Specifically, while in the performance of this assessment, our management identified that our accounting staff do not have sufficient technical accounting knowledge relating to accounting for complex U.S. GAAP matters.  In particular, although our CFO is a Chartered Accountant (“CA”) in Pakistan neither he, nor our controllers, hold a Certified Public Accounting (“CPA”) license in the United States.  While the CA certification is recognized in several key countries relative to our operations, including Pakistan, the United Kingdom, and other British Commonwealth countries, we have determined that a deficiency exists with respect to required financial reporting expertise in the United States.  Based on this evaluation, management concluded that our internal control over financial reporting was not effective as of June 30, 2011.

Management is committed to remediating the material weakness as quickly as possible and we will continue to encourage our current accounting staff to both further their continuing education and to sit for the CPA exam in the United States.  Additionally, and in recognition of immediate financial reporting needs, we intend to implement additional controls and procedures during the current fiscal year to continue to ensure timely and accurate financial reporting objectives.  Such additional controls and procedures may include: The retention of a U.S. based CPA as Chief Financial Officer with U.S. GAAP experience and appropriate knowledge of internal controls over financial reporting, for purposes of appropriate oversight of the financial reporting process and continued training of the accounting staff; recruitment of additional personnel with relevant U.S. GAAP experience to enhance our financial reporting and internal control function; and retention of the services of a consultant for advisory services with respect to SOX 404 compliance.  Until such time as our accounting staff possesses such knowledge, we must continue to determine that our internal controls over financial reporting have a material weakness.

Geopolitical unrest in the middle east and in the pakistan region may negatively affect the perception of us and our ability to perform.

Our largest subsidiary is located in Lahore, Pakistan.  This subsidiary has over 700 employees and is the largest center of product research and development and service delivery.  While we have alternative centers of development and delivery outside the region, and are accelerating the growth of other delivery centers such as Thailand, geopolitical unrest due to extremism in the regions of Pakistan and Afghanistan may cause customers to question our ability to deliver goods and services.  While we believe our Lahore facility is sufficiently protected through security and infrastructure provisions from terrorist attacks, a terrorist attack on our facility could disrupt delivery options to customers who receive delivery from Pakistan.  Additionally, investors may believe that we are predominantly reliant on our Pakistani operations for delivery and performance and thus, believe that investment in us is more risky than investment in companies with operations solely outside of Pakistan.

Both the recovery from the recent economic recession and recovery from recent natural disasters may affect our customers’ purchasing and payment decisions, negatively affecting our pipeline and accounts receiveables.

A number of our customers are auto manufacturers with corporate headquarters in Japan.  The Japanese earthquake and tsunami has delayed some customers’ decisions to upgrade or increase implementations of our projects.  This, coupled with the sluggish economic recovery in North America and Europe, may slow new orders.  A slowdown in new orders could result in less revenue.  Further, economic pressures have caused some customers to slow payment of outstanding invoices.  Should this slower payment cycle continue, our accounts receivables may increase and we could, potentially, be required to make provisions for bad debts.

Insiders have substantial control over us, and issuance of shares of common stock pursuant to our incentive plan will dilute your ownership and voting rights and allow insiders to control us.

Our executive officers and directors own, in the aggregate, approximately 22% of our outstanding shares as the date of this prospectus.  Our officers and directors’ ownership percentage will increase as a result of any shares issued under our stock incentive plans, under which 8,014,323 shares are reserved for issuance under outstanding option and restricted stock award grants and are available for issuance.  If all these shares are issued to our executive officers and directors, they will own, in the aggregate, approximately 34% of our outstanding shares.  As a result, these stockholders, acting together, may have the ability to delay or prevent a change in control that may be favored by other stockholders and otherwise exercise significant influence over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including:

•	the appointment of directors;

•	the appointment, change or termination of management;
•	any amendment of our articles of incorporation or bylaws;
•	the approval of acquisitions or mergers and other significant corporate transactions, including a sale of substantially all of our assets; or
•	the defeat of any non-negotiated takeover attempt that might otherwise benefit the public stockholders.

Some of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

Some of our directors and officers are nationals and residents of countries other than the United States, and all or a substantial portion of those persons’ assets are located outside the United States.  As a result, it may be difficult for investors to effect service of process on some or all of our directors or officers, or enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.  Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against us or them.

The sale of substantial shares of our common stock may depress our stock price.

As of the date of this prospectus, there were 56,703,855 shares of our common stock outstanding.  Substantially all of these shares are eligible for trading in the public market.  The market price of our common stock may decline if our common stockholders sell a large number of shares of our common stock in the public market, or the market perceives that such sales may occur.

As of the date of this prospectus, we could also issue up to 9,980,998 additional shares of our common stock that are reserved for future issuance under our stock equity plans, and for outstanding warrants, as further described in the following table:

Number of Shares Reserved
Common shares reserved for issuance under equity plans	8,319,317
Common shares issuable upon exercise of outstanding warrants	1,561,681
Total shares of common stock reserved for issuance	9,980,998

We will need, but may not be able to obtain, additional financing.

We will need to raise substantial additional capital in the future to fund our operations.  We may not be able to obtain such financing on acceptable terms, or at all, which would force us to revise our business plan.  The process of obtaining financing is affected by a number of factors, many of which are beyond our control, such as conditions in the securities and finance markets generally, prevailing interest rates, and economic conditions at that time.  We may seek to obtain additional funds through equity, debt or other financings.

If we issue equity securities, it:

•	may significantly reduce the market price of our securities;
•	may result in significant dilution to our stockholders; and
•	may subordinate the rights of our stockholders if we issue securities with rights senior to those afforded to our stockholders.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if cannot repay our debt obligations;
•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

Current economic conditions and capital markets are in a period of disruption and instability which could adversely affect our ability to access the capital markets, and thus adversely affect our business and liquidity.

The current economic conditions and financial crisis have had, and will continue to have, a negative impact on our ability to access the capital markets, and thus have a negative impact on our business and liquidity.  The shortage of liquidity and credit combined with the substantial losses in worldwide equity markets could lead to an extended worldwide recession.  We may face significant challenges if conditions in the capital markets do not improve.  Even if we are able to raise capital, it may not be at a price or on terms that are favorable to us.  We cannot predict the occurrence of future disruptions or how long the current conditions may continue.

Our highly volatile stock price and trading volume may adversely affect the liquidity of our common stock.

The market price of our common stock has generally been highly volatile and is likely to continue to be highly volatile.  The market price of our common stock may be significantly impacted by many factors, including, but not limited to:

•	announcements of technological innovations or new commercial products by us or our competitors;
•	our financial results or that of our competitors;

•	the offering and sale of shares of our common stock at a discount under an equity transaction;
•	changes in our capital structure;
•	published reports by securities analysts;
•	announcements of licensing agreements, joint ventures, strategic alliances, and any other transaction that involves the sale or use of our technologies or competitive technologies;
•	disputes concerning our patent or proprietary rights;
•	regulatory developments and product safety concerns;
•	general stock trends in the lease and finance software market or in the cloud technology market;
•	public concerns as to the security of our Pakistan operations; and
•	economic trends and other external factors, including but not limited to interest rate fluctuations, economic recession, inflation, foreign market trends, national crisis, and disasters.

These and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock, and may otherwise negatively affect the liquidity of our common stock.

If we fail to establish and maintain effective disclosure controls and procedures and internal control over financial reporting, we may have material misstatements in our financial statements and we may not be able to report our financial results in a timely manner.  Additionally, failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and stock price.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”), the Securities and Exchange Commission adopted rules requiring us, as a public company, to include a report of management on our internal controls over financial reporting in our annual report on Form 10-K and quarterly reports on Form 10-Q that contains an assessment by management of the effectiveness of our internal controls over financial reporting.  If we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented, or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with SOX Section 404.  Failure to maintain an effective internal control environment could have a material adverse effect on our stock price.  In addition, there can be no assurance that we will be able to remediate material weaknesses, if any, which may be identified in future periods.

Successful development of our products is uncertain.  To date, no significant revenues have been generated from the commercial sale of our newest products and our products may not generate revenues in the future.

Our development of new versions of our existing software and the development of our cloud computing offerings are subject to the risks of failure inherent in the development of products based on new technologies.  These risks include:

•	delays in product development, beta testing or implementation;
•	unplanned expenditures in product development;
•	significant defects or errors in initial implementations;
•	emergence of superior or equivalent products;
•	inability to market products due to third party proprietary rights; and
•	failure to achieve market acceptance.

Because of these risks, our research and development efforts or those of our partners may not result in any commercially viable products.  If significant portions of these development efforts are not successfully completed, required regulatory approvals are not obtained, or any approved products are not commercially successful, our business, financial condition, and results of operations may be materially harmed.

If we successfully develop products and services but those products and services do not achieve and maintain market acceptance, our business will not be profitable.

Even if we enter into agreements to provide our new generation lease and finance and our cloud computing offerings, or any future offering, the degree of market acceptance of any our profitability and growth will depend on a number of factors, including:

•	our ability to provide acceptable evidence of error free use;
•	relative convenience and ease of operation of the offerings;
•	pricing and cost effectiveness; and
•	effectiveness of our sales and marketing strategy.

In addition, even if our offerings achieve market acceptance, we may not be able to maintain that market acceptance over time if new products or technologies are introduced that are more favorably received than our products, are more cost effective or render our products obsolete.

If we are unable to obtain, protect, and enforce our patent rights, we may be unable to effectively protect or exploit our proprietary technology, inventions, and improvements.

Our success depends in part on our ability to obtain, protect, and enforce commercially valuable patents.  We try to protect our proprietary positions by filing U.S. and foreign patent applications related to our proprietary technology, inventions and improvements that are important to developing our business.  However, if we fail to obtain and maintain patent protection for our proprietary technology, inventions, and improvements, our competitors could develop and commercialize products that would otherwise infringe upon our patents.

Our patent position is generally uncertain and involves complex legal and factual questions.  The risks and uncertainties that we face with respect to our patents include the following:

•	the pending patent applications we have filed or to which we have exclusive rights may not result in issued patents or may take longer than we expect to result in issued patents;
•	the claims of any patents that issue may not provide meaningful protection;
•	we may be unable to develop additional proprietary technologies that are patentable;
•	the patents licensed or issued to us may not provide a competitive advantage;
•	other parties may challenge patents licensed or issued to us;
•
disputes may arise regarding the invention and corresponding ownership rights in inventions and know-how resulting from the joint creation or use of intellectual property by us, our licensors, corporate partners and other scientific collaborators; and

•	other parties may design around our patented technologies.

We may become involved in lawsuits to protect or enforce our patents that would be expensive and time consuming.

In order to protect or enforce our patent rights, we may initiate patent litigation against third parties.  In addition, we may become subject to interference or opposition proceedings conducted in patent and trademark offices to determine the priority and patentability of inventions.  The defense of intellectual property rights, including patent rights through lawsuits, interference or opposition proceedings, and other legal and administrative proceedings, would be costly and divert our technical and management personnel from their normal responsibilities.  An adverse determination of any litigation or defense proceedings could put our pending patent applications at risk of not being issued.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation.  For example, during the course of this kind of litigation, confidential information may be inadvertently disclosed in the form of documents or testimony in connection with discovery requests, depositions or trial testimony.  This disclosure could have a material adverse effect on our business and our financial results.

We may not be able to compete with our competitors in the Software Industry because many of them have greater resources.

The software industry is intensely competitive and subject to rapid and significant technological change.  Many of our competitors are actively engaged in research and development of similar products.  Some or all of these companies may have greater financial resources, larger technical staffs, and larger research and development budgets than we have.  We expect to continue to experience significant and increasing levels of competition in the future.  In addition, there may be other companies which are currently developing competitive technologies and products or which may in the future develop technologies and products that are comparable or superior to our technologies and products.

If we lose qualified management and technical personnel or are unable to attract and retain such personnel, we may be unable to successfully develop our products or we may be significantly delayed in developing our products.

Our success is dependent, in part, upon a limited number of key executive officers and developers, each of whom is an at-will employee.  For example, because of his extensive understanding of our technologies and product development programs, the loss of Mr. Salim Ghauri, President of our subsidiary, NetSol Limited, would adversely affect our development efforts during the six to 12 month period that we estimate it would take to find and train a qualified replacement.

We also believe that our future success will depend largely upon our ability to attract and retain highly-skilled research and development and technical personnel.  We face intense competition in our recruiting activities, including competition from larger companies with greater resources.  We do not know if we will be successful in attracting or retaining skilled personnel.  The loss of certain key employees or our inability to attract and retain other qualified employees could negatively affect our operations and financial performance.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference herein contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and 21E of the Exchange Act.  Some of the statements under “Our Business,” “Risk Factors” and elsewhere in this prospectus constitute “forward-looking” statements.  These statements involve known and unknown risks, including, among others, risks resulting from economic and market conditions, the regulatory environment in which we operate, pricing pressures, accurately forecasting operating and capital expenditures, competitive activities, uncertainties of litigation and other business conditions, and are subject to uncertainties and assumptions contained elsewhere in this prospectus.  We base our forward-looking statements on information currently available to us, and, in accordance with the requirements of federal securities laws, we will disclose to you material developments affecting such statements.  Our actual operating results and financial performance may prove to be very different from what we have predicted as of the date of this prospectus due to certain risks and uncertainties.  The risks described above in the section entitled “Risk Factors” specifically address some of the factors that may affect our future operating results and financial performance.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include product development costs, marketing and sales, repayment of debt, expansion of our development capabilities and working capital.

The principal purposes of this offering are to increase our operating and financial flexibility.  As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering.  Accordingly, our management will have broad discretion in the application of net proceeds, if any.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders, but may receive proceeds from any cash payments made in connection with the exercise of the Warrants.

RATIOS OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges is computed by dividing fixed charges of us and our consolidated subsidiaries into earnings before income taxes, adjusting for minority interests, if any, in consolidated subsidiaries, discontinued operations, and cumulative effect of changes in accounting plus fixed charges and amortization of capitalized interest, less capitalized interest.  Fixed charges include interest expense, which includes amortization of debt offering costs and capitalized interest.

The following table contains our consolidated ratios of earnings from continuing operations to fixed charges for the periods indicated.  No shares of our preferred stock were outstanding during the years ended June 30, 2010 and 2011, and we did not pay preferred stock dividends during these periods.  Consequently, the ratios of earnings to fixed charges and preferred stock dividends for these years are the same as the ratios of earnings to fixed charges.  Earnings for the fiscal years ended June 30, 2007 and 2009 were inadequate to cover fixed charges by a deficiency of $2,541,340 and $6,472,419, respectively.  Earnings for the fiscal years ended June 30, 2007 and 2009 were inadequate to cover fixed charges and preference dividends by a deficiency of $2,781,666 and $6,606,819, respectively.

	Year Ended June 30,
	2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges	9.55	4.91	--	17.20	--
Ratio of Earnings to Fixed Charges and Preference Dividends	9.55	4.91	--	13.39	--

If we intend to use the net proceeds from the sale of securities to repay debt or retire any of our securities, and the change in the ratio as a result would be ten percent or greater, we will include a ratio showing the application of the proceeds in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following summarizes the material provisions of our capital stock and important provisions of our articles of incorporation and bylaws.  This summary is qualified in its entirety by our articles of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, and by the provisions of applicable law.

As of the date of this prospectus, we are authorized to issue up to 100,000,000 shares of capital stock, of which 95,000,000 shares are $.001 par value common stock and 5,000,000 are $.001 par value preferred stock, of which 5,500 shares were designated as Series A Cumulative Convertible Preferred Stock (the “Series A”), all outstanding shares of which were redeemed in August 2009.

Common Stock

As of the date of this prospectus, there are 56,703,855 shares of common stock outstanding.  Each share of common stock is entitled to one vote.  There are no pre-emption rights.  We have never declared or paid any dividends on our common stock or other securities and we do not intend to pay any cash dividends with respect to our common stock in the foreseeable future.  For the foreseeable future, we intend to retain any earnings for use in the operation of our business and to fund future growth.

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share equally in our assets available for distribution after payment in full of all debts and after the holders of preferred stock, if any, have received their liquidation preferences in full.

No holders of shares of our common stock shall have any preemptive rights to subscribe for, purchase or receive any shares of any class, whether now or hereafter authorized, or any options or warrants to purchase any such shares, or any securities convertible into or exchanged for any such shares, which may at any time be issued, sold or offered for sale by us.

Preferred Stock

As of the date of this prospectus, no shares of preferred stock issued and outstanding.  Any preferred stock we may offer may be issued in one or more series.  The terms and rights of the preferred shares may be set by the board of directors at their discretion.

The specific terms of any series will be described in a prospectus supplement.  Any series of preferred stock we issue will be governed by our articles of incorporation and by the certificate of designations relating to that series.  We will file the certificate of designations with the Securities and Exchange Commission and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.

The applicable prospectus supplement will discuss the following features of the series of preferred stock to which it relates:

•	the number of shares to be included in the series;
•	the annual dividend rate and dates of payment for the series, if any, whether the dividends are cumulative, and any restrictions or conditions on the payment of dividends;
•	the redemption price, if any, and the terms and conditions of redemption;
•	any sinking fund provisions for the purchase or redemption of the series;
•	if the series is convertible, the terms and conditions of conversion;
•	the amounts payable to holders upon our liquidation, dissolution or winding up; and
•	any other rights, preferences, and limitations relating to the series, including voting rights.

Unless otherwise stated in the prospectus supplement, the preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money.  Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in a prospectus supplement, as long as our articles of incorporation so permit.

DESCRIPTION OF DEBT SECURITIES

The following summary describes the general terms that apply to the debt securities that may be issued under this prospectus.  The particular terms of any debt securities will be described more specifically in the prospectus supplement relating to such debt securities.

General

The debt securities that we may issue will constitute our debentures, notes, bonds or other evidences of indebtedness, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities.  The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue may be issued under an indenture between us and a trustee qualified to act as such under the Trust Indenture Act of 1939.  We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part.  When we refer to the “indenture” in this prospectus, we are referring to the indenture under which your debt securities are issued as supplemented by any supplemental indenture applicable to your debt securities.  We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities, and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURE.  IT DOES NOT RESTATE THE INDENTURE IN ITS ENTIRETY.  THE INDENTURE IS GOVERNED BY THE TRUST INDENTURE ACT OF 1939.  THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT.  WE URGE YOU TO READ THE INDENTURE BECAUSE IT, AND NOT THIS DESCRIPTION, DEFINES YOUR RIGHTS AS A HOLDER OF THE DEBT SECURITIES.

Information You Will Find in the Prospectus Supplement

The indenture provides that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies.  The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder.  The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

•	the title and denominations of the debt securities of the series;
•	any limit on the aggregate principal amount of the debt securities of the series;
•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;
•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;
•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the duration of the extensions and the basis upon which interest shall be calculated;
•
the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payments periods;

•	the place or places where the principal and interest on the series of debt securities will be payable;
•	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;
•
our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

•
the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•
if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

•
if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

•	any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;
•
the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the indenture;

•
the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;

•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;
•	any addition to or change in the events of default with respect to the debt securities of the series;
•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;
•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;
•	the subordination, ranking or priority, if any, of the debt securities of the series and terms of the subordination;
•	any other terms of the debt securities of the series which are not prohibited by the indenture; and
•
whether securities of the series shall be issuable as registered securities or bearer securities (with or without interest coupons), and any restrictions applicable to the offering, sale or delivery of such bearer securities and the terms upon which such bearer securities of a series may be exchanged for registered securities, and vice versa.

Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities, the indenture, and the prospectus supplement.  We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture, any board resolution establishing such debt securities and any applicable indenture supplement.  Debt securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

Senior Debt

We may issue senior debt securities under the indenture and any coupons that will constitute part of our senior debt.  Unless otherwise set forth in the applicable indenture supplement and described in a prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt.  The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.

Subordinated Debt

We may issue subordinated debt securities under the indenture and any coupons that will constitute part of such subordinated debt.  These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and any applicable indenture supplement, to all of our senior indebtedness.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Senior Subordinated Debt

We may issue senior subordinated debt securities under the indenture and any coupons that will constitute part of our senior subordinated debt.  These senior subordinated debt securities will be, to the extent and in the manner set forth in the applicable indenture supplement, subordinate and junior in right of payment to all of our “senior indebtedness” and senior to our other subordinated debt.  See the discussions above under “—Senior Debt” and “—Subordinated Debt” for a more detailed explanation of our senior and subordinated indebtedness.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate.  We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate.  The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to:

•	any discounted debt securities; and
•	any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities.  We will deposit the registered global security with a depository or with a nominee for a depository identified in the prospectus supplement relating to such series.  The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities.  Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

•	by the depository for the registered global security to a nominee of the depository;

•	by a nominee of the depository to the depository or another nominee of the depository; and
•	by the depository or any nominee to a successor of the depository or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depository arrangement concerning any portion of that series of debt securities to be represented by a registered global security.  We anticipate that the following provisions will generally apply to all depository arrangements.

Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depository.  These persons are referred to as “participants.”  Any underwriters, agents, or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited.  Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security.  The depository for a global security will maintain records of beneficial ownership interests in a registered global security for participants.  Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants.  These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form.  These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture.  Except as set forth below, owners of beneficial interests in a registered global security:

•	may not have the debt securities represented by a registered global security registered in their names;
•	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and
•	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payment of Interest on and Principal of Registered Global Securities

We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depository or its nominee to the depository or its nominee as the registered owner of the registered global security.  None of us, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;
•	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;
•	the payments to beneficial owners of the global security of amounts paid to the depository or its nominee; or
•	any other matter relating to the actions and practices of the depository, its nominee, or any of its participants.

We expect that the depository, upon receipt of any payment of principal, premium, or interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depository’s records.  We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices.  This is currently the case with the securities held for the accounts of customers registered in “street name.”  Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

•
the depository for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act; and

•	we do not appoint a successor depository within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities.  In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants

The indenture includes covenants by us, including among other things that we will make all payments of principal and interest at the times and places required.  The supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

•	failure to pay when due any interest on any debt security of that series, continued for 30 days;
•	failure to pay when due the principal of, or premium, if any, on, any debt security of that series;
•	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable;
•
failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 90 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;

•	certain events of bankruptcy, insolvency or similar proceedings affecting us; and
•	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series.  Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.

After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.

No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.

Supplemental Indentures

We and the trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, among other things:

•	to add guarantees to or secure any series of debt securities;
•
to provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

•
to surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;

•
to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

•	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;
•
to add to or change any of the provisions of the indenture to supplement any of the provisions of the indenture in order to permit the defeasance and discharge of any series of debt securities pursuant to the indenture, so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

•
to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination shall not apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee; and
•	to establish the form or terms of debt securities of any series and to make any change that does not adversely affect the interests of the holders of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (each series voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

•	change the final maturity of the principal of, or any installment of interest on, any debt securities;
•	reduce the principal amount of any debt securities or the rate of interest on any debt securities;
•	change the currency in which any debt securities are payable;
•	impair the right of the holders to conduct a proceeding for any remedy available to the trustee;
•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture;
•	modify the ranking or priority of the securities;
•	reduce any premium payable upon the redemption of any debt securities; or
•	make any change that adversely affects the relative rights of holders of subordinated debt securities with respect to senior debt securities.

Satisfaction and Discharge of the Indenture; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions) or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.

In addition, we have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture).  If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default.  If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (as defined in the indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be.  In addition, to exercise either of our defeasance options, we must comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable Federal income tax law).

The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series.

Mergers, Consolidations and Certain Sales of Assets

We may not:

•	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or
•	transfer, lease or dispose of all or substantially all of our assets to any other person or entity unless:

•
the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

•
immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and

•
we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of Nevada, the State of California, or the State New York.

No Personal Liability of Directors, Officers, Employees, and Stockholders

None of our directors, officers, stockholders of us, as such, shall have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his, her, or its status as director, officer, stockholder of us.  By accepting a debt security, each holder waives and releases all such liability, but only such liability.  The waiver and release are part of the consideration for issuance of the debt securities.  Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the Securities and Exchange Commission that such a waiver is against public policy.

Conversion or Exchange Rights

Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities.  The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement.  Such terms may include, among others, the following:

•	the conversion or exchange price;
•	the conversion or exchange period;
•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;
•	events requiring adjustment to the conversion or exchange price; and
•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

The indenture provides that there may be more than one trustee with respect to one or more series of debt securities.  If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture.  Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture.  Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities.  All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.

The indenture contains limitations on the right of the trustee, should it become a creditor of ours to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise.  If the trustee acquires an interest that conflicts with any duties with respect to the debt securities, the trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the indenture.

Limitations on Issuance of Bearer Debt Securities

Debt securities in bearer form are subject to special U.S. tax requirements and may not be offered, sold, or delivered within the United States or its possessions or to a U.S. person, except in certain transactions permitted by U.S. tax regulations.  Investors should consult the relevant prospectus supplement, in the event that bearer debt securities are issued for special procedures and restrictions that will apply to such an offering.

Outstanding Debt Securities

The discussion of our debts and convertible notes payable contained in Notes 11 and 12 to our consolidated financial statements to our Annual Report on Form 10-K filed on September 16, 2011 is incorporated herein by this reference.  Our currently outstanding debt securities include the Convertible Notes, and 4,469,274 shares of common stock issuable upon conversion of the Convertible Notes and 893,855 shares of common stock which we may issue in lieu of cash interest payments under the Convertible Notes are being registered hereunder.  For more information regarding the Convertible Notes, please see “Our Business—The Financing.”

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock.  We may issue warrants independently or together with shares of our common stock, and the warrants may be attached to or separate from our shares of common stock.  While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement.  The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

 A copy of the form of warrant agreement, including the form of warrant certificate representing a series of warrants, will be filed with the Securities and Exchange Commission in connection with the offering of a particular series of warrants.  The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus.  We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any prospectus supplement, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•
in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	the anti-dilutive protections given to the holder of such warrant;
•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution, or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement.  Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement.  We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise.  If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.  If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Nevada, the State of California, or the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

As of the date of this prospectus, there were outstanding warrants to purchase 1,561,681 shares of common stock at exercise prices ranging from $0.31 per share to $3.70 per share.  Of these, 1,408,451 shares of common stock are issuable pursuant to the Warrants and are being registered hereunder.  For more information regarding the Warrants, please see “Our Business—The Financing.”

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale of up to 4,469,274 shares of our common stock issuable upon the conversion of the Convertible Notes and 1,408,451 shares of common stock issuable upon exercise of the Warrants owned by two of our security holders, from time to time, in one or more offerings.

As of the date of this prospectus, The Tail Wind Fund Ltd. (“Tail Wind”) beneficially owns 5,289,952 shares of common stock, comprised of 4,022,346 shares of common stock issuable upon conversion of $3,600,000 in principal amount of the Convertible Note issued to Tail Wind on September 13, 2011; and (ii) 1,267,606 shares of common stock issuable upon exercise of a Warrant issued to Tail Wind on such date.  CIM Investment Management Ltd., a United Kingdom corporation authorized and regulated by the Financial Services Authority of Great Britain (“CIM”), is the investment manager for Tail Wind, and James Morton is the controlling shareholder of CIM.  Mr. Morton may be deemed to have voting and/or investment control over the shares of common stock owned by Tail Wind.  Each of CIM and Mr. Morton expressly disclaims any equitable or beneficial ownership of the shares being registered hereunder and held by Tail Wind.

Solomon Strategic Holdings, Inc. (“SSH”) beneficially owns 908,070 shares of common stock, which is comprised of (i) 26,222 shares of common stock; (ii) 587,773 shares of common stock issuable upon conversion of $400,000 in principal amount of the Convertible Note issued to SSH on September 13, 2011; (iii) 140,845 shares of common stock issuable upon exercise of a Warrant issued to SSH on such date; and (iv) 153,230 shares of common stock issuable upon exercise of warrants issued to SSH in 2007.  Andrew P. MacKellar has been authorized by the Board of Directors of SSH, to make voting and disposition decisions with respect to the shares on behalf of SSH.  By reason of such delegated authority, Mr. MacKellar may be deemed to have voting and/or investment control over the shares of common stock owned by SSH.  Mr. MacKellar expressly disclaims any equitable or beneficial ownership of the shares being registered hereunder and held by SSH, and he does not have any legal right to maintain such delegated authority.

The following table and notes set forth the name of each selling stockholder, the number of shares of our common stock to be offered for the stockholder’s account and the number of shares to be owned by such selling stockholder upon completion of the offering.

Name of Selling Stockholder	Number of Shares of Common Stock Being Offered Hereby	Number of Shares of Common Stock to be Beneficially Owned Upon Completion of the Offering (1) (2)
The Tail Wind Fund Ltd.	6,094,422 (3)	0
Solomon Strategic Holdings, Inc.	677,158 (4)	179,452
TOTAL	6,771,580	179,452

(1)	The numbers in this column assume that all convertible notes will be converted, all warrants will be exercised, and all shares being registered hereby will be sold.
(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to such securities.

(3)
This number consists of (i) 5,289,952 shares of common stock issuable to Tail Wind upon conversion of its Convertible Note and exercise of its Warrant; and (ii) 804,470 shares of common stock that we may pay to Tail Wind in lieu of cash payments of interest.

(4)
The numbers in this column consist of (i) 587,773 shares of common stock issuable to SSH upon conversion of its Convertible Notes and exercise of its Warrants; and (ii) 89,385 shares of common stock that we may pay to Tail Wind in lieu of cash payments of interest.

Neither Tail Wind nor SSH is not affiliated with a broker-dealer and both Tail Wind and SSH acquired their respective securities in the ordinary course of business.  At the time of the acquisition, neither Tail Wind nor SSH had any agreements, arrangements, or understandings with any other person, either directly or indirectly, to dispose of the securities.

In accordance with Rule 13d-4 under the Exchange Act, because the number of shares of common stock into which each of Tail Wind’s Convertible Notes and Warrants and SSH’s Convertible Notes and Warrants are convertible and exercisable is limited, pursuant to the terms of such instruments, to that number of shares of common stock which would result in Tail Wind and SSH, respectively, having beneficial ownership of 9.9% of the total issued and outstanding shares of common stock (the “Ownership Limitation”), Tail Wind and SSH each disclaim beneficial ownership of any and all shares of common stock that would cause Tail Wind’s or SSH’s beneficial ownership, respectively, to exceed the Ownership Limitation.

Neither Tail Wind nor SSH has held any employment, officer or director position with us within the past three years.

PLAN OF DISTRIBUTION

We may use this prospectus and any related prospectus supplement to sell the securities being offered by this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods.  We may sell the securities separately or together through any of the following methods:

•	directly to investors or purchasers;
•	to investors through agents;
•	directly to agents;
•	to or through brokers or dealers;
•	to the public through underwriting syndicates led by one or more managing underwriters;
•	to one or more underwriters acting alone for resale to investors or to the public;
•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of these methods of sale.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to the prevailing market prices; or
•	negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus.  We may also designate agents to solicit offers to purchase the securities from time to time.  We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

We, or agents designated by us, may directly solicit, from time to time, offers to purchase our securities.  Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act.  We will name the agents involved in the offer or sale of our securities and describe any commission payable by us to these agents in the applicable prospectus supplement.  Unless otherwise indicated in the applicable prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment.  The agents may be entitled under agreements, which may be entered into with us, to indemnification by us against specific civil liabilities, including liabilities under the Securities Act.  The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  The applicable prospectus supplement will set forth the name of the dealer and the terms of the transaction.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public.  In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions.  The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions, or commissions.

We may authorize underwriters, dealers, and agents to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in the applicable prospectus supplement.  The applicable prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts.  Delayed delivery contracts will contain definite fixed price and quantity terms.  The obligations of a purchaser under these delayed delivery contracts will be subject to only two conditions:

•	that the institution’s purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and
•	that we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed delivery contracts.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.  Underwriters, dealers, and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.  We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents.  If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis.  During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents.  The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities.  Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time.  Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities.  The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement.  In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain, or otherwise affect the price of our securities.  We will describe any such activities in the prospectus supplement relating to the transaction.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in the securities on the NASDAQ Capital Market during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities.  Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers.  In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

As of the date of this prospectus, shares of common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the NASDAQ Capital Market.  Please see, however, “Risk Factors—We Have Received a Notice of Failure to Comply with the Minimum Bid Price Required by NASDAQ Listing Rules….”  To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities.  This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them.  In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option.  In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  These transactions may be discontinued at any time.

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “NTWK.”

Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market.  Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for any such securities.  The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement.  Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities offered by this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states the securities offered by this prospectus may not be sold unless such securities have been registered or qualified for sale in these states or an exemption from registration or qualification is available and complied with.

No securities may be sold under this prospectus without delivery, in paper format, in electronic format on the Internet, or both, of the applicable prospectus supplement describing the method and terms of the offering.

In connection with the selling stockholders:

We are registering the shares of common stock on behalf of the selling security holders.  Sales of shares may be made by selling security holders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents.  Sales may be made from time to time on the NASDAQ Capital Market, any other exchange or market upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices.  The shares may be sold by one or more of, or a combination of, the following:

•
a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

•	purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	through options, swaps or derivatives;

•	in privately negotiated transactions;

•	in making short sales entered into after the date of this prospectus or in transactions to cover such short sales; and

•	put or call option transactions relating to the shares.

The selling security holders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals.  These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).  The selling security holders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

The selling security holders may enter into hedging transactions with broker-dealers or other financial institutions.  In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling security holders.  The selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions.  The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

The selling security holders and any broker-dealers that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act.  The selling security holders may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act.  We have agreed to indemnify each of the selling security holders and each selling security holder has agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

The selling security holders will be subject to the prospectus delivery requirements of the Securities Act.  We have informed the selling security holders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

Selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of Rule 144.

Upon being notified by a selling security holder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of each such selling security holder and of the participating broker-dealer(s);

•	the number of shares involved;

•	the initial price at which the shares were sold;

•	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transactions.

In addition, if required under applicable law or the rules or regulations of the Commission, we will file a supplement to this prospectus when a selling security holder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.

We are paying all expenses and fees in connection with the registration of the shares.  The selling security holders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Oswald & Yap LLP, Irvine, California, our counsel.  Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

Kabani & Company, Inc.  (“Kabani”), an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2011.  Our financial statements and schedule are incorporated by reference in reliance on Kabani’s reports, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities Act allows us to “incorporate by reference” into this prospectus the documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to these documents.  The information that we incorporate by reference into this prospectus is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission automatically updates and supersedes any information in this prospectus.  We have filed the following documents with the Securities and Exchange Commission.  These documents are incorporated by reference as of their respective dates of filing:

1.	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, as filed with the Securities and Exchange Commission on September 16, 2011;

2.	Our Definitive Proxy Statement with respect to the Annual Meeting of Stockholders held on May 10, 2011, as filed with the Securities and Exchange Commission on April 11, 2011;

3.	Our Quarterly Report on Form 10-Q filed on November 8, 2011;

4.	Our Current Reports on Form 8-K filed on September 6 and September 16, 2011, and both Current Reports on Form 8-K filed on November 8, 2011;

5.
The description of our common stock contained in our Registration Statement on Form 8-A (Registration of Successor Issuers) filed with the Securities and Exchange Commission on June 30, 1997 under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

6.	All other reports filed by us under Section 13(a) of 15(d) of the Exchange Act since the end of our fiscal year ended June 30, 2011.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this prospectus or after the date of the registration statement of which this prospectus forms a part (the “Registration Statement”) and prior to (i) effectiveness of the Registration Statement; and (ii) the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Nothing in this registration statement shall be deemed to incorporate information furnished but not filed with the Securities and Exchange Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

We will provide, without charge, upon written or oral request of any person to whom a copy of this prospectus is delivered, a copy of any or all of the foregoing documents and information that has been or may be incorporated in this prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents and information.  Requests for such documents and information should be directed to:

NetSol Technologies, Inc.
Attn: Patti L.  W.  McGlasson, General Counsel & Secretary
 23901 Calabasas Road, Suite 2072
Calabasas, California 91302
(818) 222-9195

See also “Where to Learn More About Us.”

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have indemnified each member of the board of directors and our executive officers to the fullest extent authorized, permitted, or allowed by law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

You should rely only on the information contained in this document or to which we have referred you.  We have not authorized anyone to provide you with information that is different.  This document may only be used where it is legal to sell these securities.  The information in this document may only be accurate on the date of this document.

$40,000,000 Common Stock Preferred Stock Debt Securities Warrants __________________________________ 6,771,580 Shares of Common Stock Offered by the Selling Stockholders

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE TO LEARN MORE ABOUT US	2
OUR BUSINESS	2
RISK FACTORS	7	____________
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	16
USE OF PROCEEDS	17	PROSPECTUS
RATIOS OF EARNINGS TO FIXED CHARGES	17	____________
DESCRIPTION OF CAPITAL STOCK	18
DESCRIPTION OF DEBT SECURITIES	19
DESCRIPTION OF WARRANTS	30
SELLING STOCKHOLDERS	33
PLAN OF DISTRIBUTION	35
LEGAL MATTERS	40
EXPERTS	40
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	40
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	42	Dated: November 29, 2011

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the offering described in this registration statement:

SEC registration fee		$5,066
Printing and engraving expenses		2,500	*
Legal fees and expenses			*
Accounting fees and expenses			*
Miscellaneous		3,000	*

Total	$	___________

* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes Section (“NRS”) 78.138 Subsection 7 provides that, subject to certain very limited statutory exceptions, a director or officer is not personally liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law.  In addition, our Articles of Incorporation, as amended, provide that a director or officer may be liable for the payment of dividends in violation of NRS 78.300.

Our Articles of Incorporation, as amended, provide for indemnification of our officers and directors to the fullest extent authorized or permitted by law (the “Indemnification Provision”).  Our Articles of Incorporation, as amended, also provide that we must pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of us as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by us.

Nevada law provides a statutory framework covering indemnification of our directors and officers against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers.  NRS 78.7502 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person:

      (a) Is not liable pursuant to NRS 78.138; or
      (b) Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of NRS Section 78.7502, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.  EXHIBITS

The Exhibits to this Registration Statement are listed in the Exhibit Index commencing on page EX-1 hereof.

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 promulgated under the Securities Act;

(ii)          any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on November 29, 2011.

NETSOL TECHNOLOGIES, INC.

By:	/s/ Najeeb U. Ghauri
Najeeb U. Ghauri,
Chief Executive Officer, Chairman and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Najeeb U. Ghauri	Chief Executive Officer and	November 29, 2011
Najeeb U. Ghauri	Director (Principal Executive Officer)

*	Chief Financial Officer (Principal	November 29, 2011
Boo-Ali Siddiqui	Financial and Accounting Officer)

*	Director	November 29, 2011
Salim Ghauri

*	Director	November 29, 2011
Naeem Ghauri

*	Director	November 29, 2011
Eugen Beckert

*	Director	November 29, 2011
Shahid Javed Burki

*	Director	November 29, 2011
Mark Caton

*	Director	November 29, 2011
Alexander Shakow

* By:	/s/ Najeeb U. Ghauri Najeeb U. Ghauri Attorney-in-fact

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement.
3.1
Articles of Incorporation of Mirage Holdings, Inc., a Nevada corporation, dated March 18, 1997, incorporated by reference to Exhibit 3.1 to our Registration Statement No. 333-28861 filed on Form SB-2 filed June 10, 1997.

3.2	Amendment to Articles of Incorporation dated May 21, 1999, incorporated by reference to Exhibit 3.3 to our Annual Report on Form 10K-SB filed September 27, 1999.
3.3
Amendment to the Articles of Incorporation of NetSol International, Inc. dated March 20, 2002 incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-8 filed on March 27, 2002.

3.4	Amendment to the Articles of Incorporation of NetSol Technologies, Inc. dated August 20, 2003 incorporated by reference to Exhibit A to our Definitive Proxy Statement filed June 27, 2003.
3.5	Amendment to the Articles of Incorporation of NetSol Technologies, Inc. dated March 14, 2005 incorporated by reference to Exhibit 3.0 to our Quarterly Report on Form 10-QSB filed on May 10, 2005.
3.6	Amendment to the Articles of Incorporation dated October 18, 2006 incorporated by reference to Exhibit 3.6 to our Annual Report on Form 10-KSB filed on September 20, 2007.
3.7	Amendment to Articles of Incorporation dated May 6, 2008 incorporated by reference to Exhibit 3.7 to our Annual Report on Form 10K-SB filed September 19, 2008.
3.8	Bylaws of Mirage Holdings, Inc., as amended and restated as of November 28, 2000 incorporated by reference to Exhibit 3.3 to our Annual Report on Form 10-KSB/A filed on February 2, 2001.
3.9	Amendment to the Bylaws of NetSol Technologies, Inc. dated February 16, 2002 incorporated by reference to Exhibit 3.5 to our Registration Statement filed on Form S-8 filed on March 27, 2002.
4.1	Form of Common Stock Certificate incorporated by reference to Exhibit 4.2 to NetSol’s Annual Report on Form 10-KSB filed on September 27, 2006.
4.2*	Form of Warrant incorporated by reference to Exhibit 4.2 to our Annual Report of Form 10-KSB filed on September 15, 2005.
4.3	Form of Certificate of Designation of Series A 7% Cumulative Preferred Stock filed as Annex E to our Definitive Proxy Statement filed September 18, 2006.
4.4*	Form of Preferred Stock Certificate
4.5*	Form of Certificate of designations for preferred stock.
4.6	Form of Indenture
4.7*	Form of Senior Debt Security
4.8*	Form of Subordinated Debt Security
4.8*	Form of Warrant
5.1*	Opinion of Oswald &Yap LLP as to the legality of the securities
12.1†	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividend
23.1	Consent of Independent Registered Accounting Firm
23.2*	Consent of Oswald & Yap LLP (included in Exhibit 5.1)

EX-1

24†	Power of Attorney
25.1**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended (for Debt Securities).

____________________
*	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.
**	To be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
†	Incorporated by reference to the registrants’ registration statement on Form S-3 (File No. 333-177483) filed October 24, 2011.

EX-2